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                                                                      Exhibit 21
                                                                      ----------
                                  SUBSIDIARIES
                                  ------------
Name                                                           Incorporation
----                                                           -------------

Chrysalis International Preclinical Services                     Pennsylvania
     Corporation

          Chrysalis International, S.A.*                         France

Chrysalis DNX Transgenic Sciences                                Ohio
     Corporation

Chrysalis International Clinical Services                        Delaware
     Corporation

Chrysalis International Holding, A.G.*                           Switzerland

          Chrysalis International, A.G.*                         Switzerland

                   Chrysalis International, GmbH*                Germany

Chrysalis International Clinical Pharmacology                    Germany
              Services, GmbH*

All subsidiaries are wholly-owned except as otherwise indicated.

*    Wholly-owned subsidiary except for director qualifying shares.